                                                               Exhibit 10(u)


                 FIFTH AMENDMENT TO SELLING AGENT AGREEMENT

The purpose of this document is to amend the Selling Agent Agreement dated June 1, 1990 between IDS Financial Services Inc. (the "Company" and now known as Ameriprise Financial Services, Inc. ("AFSI")) and American Express Bank International ("AEBI"), as subsequently amended (the "Selling Agent Agreement").

Unless specifically stated to the contrary, the terms of this Amendment are retroactive to the initial effective date of the Selling Agent Agreement on June 1, 1990, as they clarify the respective responsibilities and obligations the Parties (i.e., AFSI and AEBI) and IDS Certificate Company (the "Issuer" and now known as Ameriprise Certificate Company) have undertaken since that date.

Terms used in this Amendment have the same meaning as they do in the Selling Agent Agreement.

1. Effective October 1, 2005, Ameriprise Certificate Company will replace IDS Certificate Company in the text of the Selling Agent Agreement in recognition of the current name of such organization.

2. Section I of the Selling Agent Agreement is amended to add subsection 4.1, which states as follows:

     (4.1) Effective October 1, 2005, AEBI will no longer market or offer
           Certificates, and the Issuer and the Company will no longer accept new applications for Certificates from AEBI. However, the terms of this Agreement will continue to be in effect with respect to Certificates marketed and offered prior to that date.

3. Sections I(3), I(6), I(8), IV(6), V(2), and other applicable Sections of the Selling Agent Agreement are read together to provide that the Company and the Issuer have and will continue to ensure that the registration of products on the official transfer agent records of the Issuer accurately reflects the instructions for such registrations that have been provided by AEBI. In this regard, AEBI has been and continues to be responsible for ensuring that such instructions are accurate, complete and lawful. The Indemnification provisions of Section V of the Selling Agent Agreement are applicable to the Parties' respective obligations in this regard.

4. Section I(7) of the Selling Agent Agreement is amended to add the following provisions to the end of the Section:

           Effective January 1, 2005, with respect to AEBI's obligations to:
           i) obtain and maintain current Forms W-8BEN (or any other form required by U.S. Treasury Department regulations) for all clients in compliance with applicable laws and regulations; and ii) deliver Forms 1042-S to clients, AEBI will act as the "withholding agent," as defined in U.S. Treasury Regulation 1.1441-7(a), with all attendant responsibilities and obligations. AEBI will indemnify the Company and the Issuer in accordance with
           Section V of the Selling Agent Agreement for any claim brought in accordance with such Section V arising from the failure of AEB to perform its obligations hereunder. The
           Company will, and the Company will cause the Issuer to, provide such information to AEBI as necessary for AEBI to act as withholding agent and comply with applicable laws and regulations.

5. Section V of the Selling Agent Agreement is amended to add subsection V(4) which states as follows:

     (4) The Parties to this Agreement are solely responsible for any failure to satisfy their obligations under this Agreement. Such responsibility includes any regulatory penalty or fine and/or any liability arising from a civil or criminal action, or settlement thereof, including but not limited to compensation or remediation to clients, arising from any such failure to satisfy such obligations. The Parties' indemnification obligations and right to receive indemnification will survive the termination of the Agreement for the time period relating to all applicable statutes of limitation, unless subsequently agreed to in writing by the Parties.

6.   Section VI(5) of the Selling Agent Agreement is amended as follows:

           Any notice, under this Agreement shall be given in writing, by electronic mail or addressed and delivered or mailed postpaid to the Party to this Agreement entitled to receive the same,

                 i. If to Company, Paula R. Meyer, 596 Ameriprise Financial Center, Minneapolis, MN 55474, paula.r.meyer@ampf.com; and

                 ii.  If to AEBI, Mary Ann Fitzgibbon,
                      200 Vesey Street, New York, NY 10285,
                      maryann.f.fitzgibbon@aexp.com.

7. Section VIII titled "ARBITRATION" is added to the Selling Agent Agreement to read as follows:

     (1) The Parties also understand and agree that if they are unable to resolve any issue under the Selling Agent
           Agreement or this Amendment, such dispute will be resolved through arbitration within the following parameters:

           a. Arbitration is final and binding on the Parties;

                 i. The Parties reserve the right to seek injunctive relief in a court of competent jurisdiction, but waive any other right to seek remedies in court, including the right to jury trial;

                 ii. Pre-arbitration discovery is generally more limited than, and different from, court proceedings;
                 iii. The arbitrators' award is not required to
                      include factual findings or legal reasoning, and any Party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited; and
                 iv. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

     (2) Any controversy arising out of, or relating to Products distributed under the Selling Agent Agreement or this Amendment shall be settled by arbitration and conducted pursuant to the Federal Arbitration Act before the American Arbitration Association or the independent non-industry arbitration forum as the Parties may agree. If the Parties cannot agree on the Forum, the American Arbitration Association shall be selected. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     (3) Forbearance to enforce this agreement to arbitrate shall not constitute a waiver of any rights under the Selling Agent Agreement or this Amendment.

8. Schedule A of the Selling Agent Agreement, which sets out the compensation rates for Investors Certificates, is amended as follows:

     A. Effective October 1, 2005, Section 2(i) of Schedule A is amended to read:

           (i) For the period October 1, 2005 through December 31, 2005, for Certificates sold on or after June 1, 1990:

                 a. For Certificates sold in an amount equal to $1 million or more, a fee equal to .35% per annum of the amount outstanding for each Certificate;

                 b. For Certificates sold in an amount from $500,000 to $999,999, a fee equal to .50% per annum of the amount outstanding for each Certificate;

                 c. For Certificates sold in an amount from $250,000 to $499,999, a fee equal to .65% per annum of the amount outstanding for each Certificate;

                 d. For Certificates sold in an amount from $100,000 to $249,000, a fee equal to 1.1% per annum of the amount outstanding for each Certificate; and

                 e. For Investors Select certificates, a fee equal to .25% per annum of the amount outstanding.

     B. Effective January 1, 2006, Section 2(i) of Schedule A is amended to read:

           (i) Effective January 1, 2006, for Certificates sold on or after June 1, 1990:

                 a. For Certificates sold in an amount equal to $1 million or more, a fee equal to .30% per annum of the amount outstanding for each Certificate;

                 b. For Certificates sold in an amount from $500,000 to $999,999, a fee equal to .45% per annum of the amount outstanding for each Certificate;

                 c. For Certificates sold in an amount from $250,000 to $499,999, a fee equal to .60% per annum of the amount outstanding for each Certificate;

                 d. For Certificates sold in an amount from $100,000 to $249,000, a fee equal to 1.05% per annum of the amount outstanding for each Certificate; and

                 e. For Investors Select Certificates, a fee equal to .25% per annum of the amount outstanding.

9. Schedule B of the Selling Agent Agreement, which sets out the compensation rates for Stock Market Certificates ("Market Certificates"), remains in effect, with fees of 1.00% per term of the principal amount of each Market Certificate.

10. Section IX titled "CONFIDENTIALITY/DATA SECURITY" is added to the Selling Agent Agreement to read as follows:

As used herein, Confidential Information, includes but is not limited to all proprietary information of AEBI and its customers including without limitation, the accounts, account numbers, names, addresses, social security numbers or other personal identifier of such customers and any information derived therefrom.

a. AFSI agrees not to use or disclose Confidential Information for any purpose other than to carry out the purpose for which the Confidential Information was provided to it; and agrees to cause all of its employees, agents, representatives, or any other party to whom AFSI may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

b. AFSI agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information; to protect such information against any anticipated threats or hazards to the security or integrity of such information; and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of AEBI;

c. AFSI further agrees to cause its agents, representatives, subcontractors, or any other party to whom it may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Amendment.

d. AFSI agrees to provide AEBI with copies of audits and test result information sufficient to assure AEBI that AFSI has implemented information security measures consistent with this Amendment.

e. AFSI agrees not to, directly or indirectly, contact, solicit, encourage, entice away any client of AEBI whose name and personal information was made known to AFSI as a result of AEBI's activities under the Selling Agent Agreement.

The obligations hereunder shall not apply to Confidential Information to the extent such information (i) is or becomes published or otherwise generally available to the public through no wrongful act of AFSI, (ii) is information which AFSI can show was properly in its possession prior to receipt from AEBI, (iii) is or becomes available to AFSI from a source other than AEBI having no obligation of nondisclosure with respect thereto, (iv) is information which AFSI can show was independently developed by AFSI, (v) is required by law to be disclosed, provided, however, that AFSI shall make reasonable efforts to have confidential treatment accorded to the Confidential Information and, to the extent permitted by law, shall make reasonable efforts to notify AEBI as appropriate prior to disclosure thereof, or (vi) is requested by any regulator, including any self-regulatory organization of which AFSI is a member, to be disclosed, provided, however, that AFSI will take reasonable steps to notify the regulator of the confidential nature of the Confidential Information.

11. Section X entitled "Non-Solicitation/Right of First Refusal" is added to the Selling Agent Agreement to read as follows:

If during the three-year period beginning October 1, 2005, AFSI proposes to enter into an arrangement with a financial institution (other than AEBI) to distribute certificates to clients who are non-U.S. Persons, AFSI shall deliver to AEBI a written notice ("Offer Notice") detailing the terms and conditions of such arrangement and including the name of the institution arrangement. The parties shall have (60) days from the receipt of the Offer Notice (the "Notice Period") to negotiate in good faith and enter into a written agreement that incorporates no less than the terms and conditions detailed in the Offer Notice. If after the expiration of such sixty (60) day period AEBI has failed to enter into an agreement with AFSI or to agree with AFSI to extend the 60 day period, then AFSI shall be free to enter into an arrangement with such other financial institution.

The effective date of this Amendment is October 1, 2005 and the Amendment may be executed in counterparts.

AMERIPRISE FINANCIAL SERVICES, INC.


By: /s/ Paula R. Meyer
    -----------------------------
Its: President
    -----------------------------
Date: 10/1/05
     ----------------------------



AMERICAN EXPRESS BANK INTERNATIONAL.


By:
    -----------------------------
Its:
    -----------------------------
Date:
     ----------------------------

The effective date of this Amendment is October 1, 2005 and the Amendment may be executed in counterparts.

AMERIPRISE FINANCIAL SERVICES, INC.


By:
    -----------------------------
Its:
    -----------------------------
Date:
     ----------------------------



AMERICAN EXPRESS BANK INTERNATIONAL.


By: /s/
    -----------------------------
Its: Senior Director and Chief
     Administrative Officer
    -----------------------------
Date: 9/30/05
     ----------------------------